Exhibit 10.3

SIXTH AMENDMENT OF
JOHN BEAN TECHNOLOGIES CORPORATION
INCENTIVE COMPENSATION AND STOCK PLAN
WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Incentive Compensation and Stock Plan (the “Plan”);
WHEREAS, the Compensation Committee of the Board of Directors of the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Sixth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Compensation Committee under Section 17 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects:
1.    Effective August 22, 2016, the Plan is hereby amended to add two new sentences to the end of Section 6.3 which shall read as follows:

Notwithstanding any Plan provision to the contrary, Eligible Individuals who are granted Awards will be required to continue to provide services to the Company (or an Affiliate) for not less than one-year following the date of grant in order for any such Awards to fully or partially vest or be exercisable (other than in case of death, Disability or a Change in Control). Notwithstanding the foregoing, up to five percent of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1 may provide for vesting of Awards, partially or in full, in less than one-year.
2.    Effective August 22, 2016, the Section 14.6 of the Plan is hereby amended in its entirety to read as follows:
Payments with respect to Stock Units or Restricted Stock Units of a Non-Employee Director will be made in shares of Common Stock issued to the Non-Employee Director as soon as practicable after his or her Separation from Service, but in any event within seventy (70) days following such Separation from Service. Notwithstanding the preceding to the contrary, in lieu of receiving payment with respect to vested Stock Units or Restricted Stock Units upon Separation from Service, a Non-Employee Director may elect on such form as is designated by the Company to receive such payment upon the vesting of such Stock Units or Restricted Stock Units, which vesting is one-year following the date of grant, with payment to be made on May 1 of such year of vesting, provided, the Non-Employee Director makes an irrevocable election to receive payment of such Stock Units or Restricted Stock Units in the manner set forth under this Section 14.6, on or before December 31 of the year prior to the fiscal year in which the Award is granted or the Annual Retainer to which the Stock Units or Restricted Stock Units is related is to be earned. Further notwithstanding anything herein to the contrary, payment with respect to vested Stock Units or Restricted Stock Units will also be made in shares of Common Stock upon the Non-Employee Director’s death or disability (as defined in Section 409A of the Code) or upon the occurrence of a Change in Control, with such payment to be made as soon as practicable after such death, disability or Change in Control, but in any event within seventy (70) days following such death, disability, or Change in Control. For settlements made at Separation of Service, death, disability (as defined in Section 409A of the Code) or Change in Control, Stock Units or Restricted Stock Units will be valued using the Fair Market Value of Common Stock on the last business day of his or her service on the Board prior to such event. For settlements of Stock Units or Restricted Stock Units made on the elected payment date, Stock Units or Restricted Stock Units will be valued using the Fair Market Value of Common Stock on May 1st of the payment year.

IN WITNESS WHEREOF, the Compensation Committee, on behalf of the Company, has caused this amendment to be executed by its duly authorized representative this 6th day of October, 2016.

John Bean Technologies Corporation
By: /s/ Mark Montague
Its: VP Human Resources
Firmwide:141949369.2 060104.1021